UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1345 Ave of the Americas, 2nd Floor, New York, NY 10105

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On May 10, 2021, DarkPulse, Inc., a Delaware corporation (the “Company”), entered into Heads of Terms (the “Terms”) with Remote Intelligence LLC (“Remote Intelligence”) and Unleash live, Inc. (“Unleash live,” together, with the Company and Remote Intelligence, the “Parties”) pursuant to which the Parties will work together to develop an integrated solution for the monitoring of methane. If successful, the Parties will combine their respective technologies to provide an end-to-end detection, visualization and inspection response solution and demonstrate the effectiveness of the solution in identifying methane leaks along oil and gas pipelines and around oil and gas wells. While all pre-existing intellectual property and all proprietary data will remain for the respective owner’s exclusive use, in the event that the Parties are unable to develop the solution or are unable to agree on how to advance this collaboration beyond the Terms, the Parties will be permitted to use, for their own internal purposes, the findings made as a result of their collaboration pursuant to the Terms. Unless terminated, in writing, by any Party, the Terms terminate December 31, 2021.

Item 7.01	Regulation FD Disclosure.

On May 13, 2021, the Company, issued press release which announced the Company has entered into the Terms. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information in this Item 7.01 disclosure, including Exhibit 99.1, and the information set forth therein, is deemed to have been furnished to, and shall not be deemed to be “filed” with, the SEC.

The press release may contain forward-looking statements. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent reports filed by the Company with the SEC. For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by the registrant by filing reports with the SEC, through the issuance of press releases or by other methods of public disclosure.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: May 13, 2021	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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